                                                                    EXHIBIT 10.9

                            CalComp Technology, Inc.
                            ------------------------
                         DEFERRED MANAGEMENT INCENTIVE
                         -----------------------------
                               COMPENSATION PLAN
                               -----------------

                            (Adopted July 23, 1996)

                                   ARTICLE I
                                   ---------

                              PURPOSES OF THE PLAN
                              --------------------

        The purposes of the CalComp Technology, Inc. Deferred Management Incentive Compensation Plan (the "Deferral Plan") are to provide certain key management employees of CalComp Technology, Inc. and its subsidiaries (the "Company") the opportunity to defer receipt of Incentive Compensation awards under the CalComp Technology, Inc. Management Incentive Compensation Plan (the "MICP"). Except as expressly provided hereinafter, the provisions of this Deferral Plan and the MICP shall be construed and applied independently of each other.

        The Deferral Plan applies solely to MICP awards and expressly does not apply to any special awards which may be made under any of the Company's other incentive plans, except and to the extent specifically provided under the terms of such other incentive plans and the relevant awards.

                                   ARTICLE II
                                   ----------

                                  DEFINITIONS
                                  -----------

        Unless the context indicates otherwise, the following words and phrases shall have the meanings hereinafter indicated:

        1. ACCOUNT -- The bookkeeping account maintained by the Company for each Participant which is credited with the Participant's Deferred Compensation and earnings (or losses), and which is debited to reflect distributions and forfeitures.

        2. ACCOUNT BALANCE -- The total amount credited to a Participant's Account at any point in time.

        3. AWARD YEAR -- The calendar year with respect to which an Eligible Employee is awarded Incentive Compensation.

        4. BENEFICIARY -- The person or persons (including a trust or trusts) validly designated by a Participant on the form

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provided by the Company, to receive distributions of the Participant's Account
Balance if any, upon the Participant's death. In the absence of a valid designation, or if the designated Beneficiary has predeceased the Participant, the Beneficiary shall be the person or persons entitled by will or the laws of descent and distribution to receive the amounts otherwise payable to the Participant under this Deferral Plan; a Participant may amend his or her Beneficiary designation at any time before the Participant's death.

        5.   BOARD -- The Board of Directors of CalComp Technology, Inc.

        6.   COMMITTEE -- The committee described in Section 1 of Article VIII.

        7.   COMPANY -- CalComp Technology, Inc. and its subsidiaries.

        8. DEFERRAL AGREEMENT -- The written agreement executed by an Eligible Employee on the form provided by the Company under which the Eligible Employee elects to defer Incentive Compensation for an Award Year.

        9. DEFERRED COMPENSATION -- The amount of Incentive Compensation credited to a Participant's Account under the Deferral Plan for an Award Year.

        10. DEFERRAL PLAN -- The CalComp Technology, Inc. Deferred Management Incentive Compensation Plan, adopted by the Board on July 23, 1996.

        11. ELIGIBLE EMPLOYEE -- An employee of the Company who is a participant in the MICP and who has satisfied such additional requirements for participation in this Deferral Plan as the Committee may from time to time establish. In the exercise of its authority under this provision, the Committee shall limit participation in the Plan to employees whom the Committee believes to be a select group of management or highly compensated employees within the meaning of Title I of the Employee Retirement Income Security Act of 1974 as amended.

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        12.  INCENTIVE COMPENSATION -- The MICP amount granted to an employee for an Award Year.

        13. INTEREST -- The rate of return under which earnings will be credited to a Participant's Account based on the interest rate applicable under Cost Accounting Standard 415, Deferred Compensation.

        14. MICP -- The CalComp Technology, Inc. Management Incentive Compensation Plan.

        15. PARTICIPANT -- An Eligible Employee for whom Incentive Compensation has been deferred for one or more years under this Deferral Plan; the term shall include a former employee whose Deferred Compensation has not been fully distributed.

                                  ARTICLE III
                                  -----------

                          ELECTION OF DEFERRED AMOUNT
                          ---------------------------

        1.  Timing of Deferral Elections.  An Eligible Employee may elect to
            ----------------------------
defer Incentive Compensation for an Award Year by executing and delivering to the Company a Deferral Agreement no later than September 15 of the Award Year or such other date established by the Committee for an Award Year that is not later than September 30 of that Award Year. An employee who first qualifies as an Eligible Employee after September 15 of an Award Year may elect to defer Incentive Compensation for that Award Year by entering into a Deferral Agreement up to thirty (30) days after the date on which such employee first becomes a participant in the MICP. An Eligible Employee's Deferral Agreement shall be irrevocable when delivered to the Company. Each Deferral Agreement shall apply only to amounts deferred in that Award Year and a separate Deferral Agreement must be completed for each Award Year for which an Eligible Employee defers Incentive Compensation.

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        2.      Amount of Deferral Elections.  An Eligible Employee's deferral
                ----------------------------
election may be stated as:

                (A) a dollar amount which is at least $5,000 and is an even multiple of $1,000,

                (B) the greater of $5,000 or a designated percentage of the Eligible Employee's Incentive Compensation (adjusted to the next highest multiple of $1,000),

                (C) the excess of the Eligible Employee's Incentive Compensation over a dollar amount specified by the Eligible Employee (which must be an even multiple of $1,000), or

                (D)     all of the Eligible Employee's Incentive Compensation.

An Eligible Employee's deferral election shall be effective only if the Participant is awarded at least $10,000 of Incentive Compensation for that Award Year, and, in the case of a deferral election under paragraph (c) of this
Section 2, only if the resulting excess amount is at least $5,000.

        3.      Effect of Taxes on Deferred Compensation.  The amount that
                ----------------------------------------
would otherwise be deferred and credited to an Eligible Employee's Account will be reduced by the amount of any tax that the Company is required to withhold with respect to the Deferred Compensation.

                                   ARTICLE IV
                                   ----------

                             CREDITING OF ACCOUNTS
                             ---------------------

        1.      Crediting of Deferred Compensation.  Incentive Compensation that
                ----------------------------------
has been deferred hereunder shall be credited to a Participant's Account as of the day on which the Incentive Compensation would have been paid to the Participant if no Deferral Agreement had been made.

        2.      Crediting of Earnings.  Earnings shall be credited to a
                ---------------------
Participant's Account beginning with the day as of which Deferred Compensation is credited to the Participant's Account. Any amount distributed from a Participant's Account shall be

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credited with earnings through the last day of the month preceding the month in which a distribution is made. The earnings credited shall be determined as follows: The Participant's Account shall be credited with interest, compounded monthly, at a rate equivalent to the then published rate for computing the present value of future benefits at the time cost is assignable under Cost Accounting Standard 415, Deferred Compensation, as determined by the Secretary of the Treasury on a semi-annual basis pursuant to Pub. L. 92-41, 85 Stat. 97.

                                   ARTICLE V
                                   ---------
                              PAYMENT OF BENEFITS
                              -------------------

        1.      General.  The Company's liability to pay benefits to a
                -------
Participant or Beneficiary under this Deferral Plan shall be measured by and shall in no event exceed the Participant's Account Balance. Except as otherwise provided in this Deferral Plan, a Participant's Account Balance shall be paid to him in accordance with the Participant's elections under Sections 2 and 3 of this Article, and such elections shall be continuing and irrevocable. All benefit payments shall be made in cash and, except as otherwise provided, shall be debited against the Participant's Account Balance at the end of the month preceding the date of distribution.

        2.      Election for Commencement of Payment.  At the time a
                ------------------------------------
Participant first completes a Deferral Agreement, he or she shall elect from among the following options governing the date on which the payment of benefits shall commence:

                        (A) Payment to begin on or about the January 15th or July 15th next following the date of the Participant's termination of employment with the Company for any reason.

                        (B) Payment to begin on or about January 15th of the year next following the year in which the Participant terminates employment with the Company for any reason.

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                        (C)     Payment to begin on or about the January 15th or
                        July 15th next following the date on which the Participant has both terminated employment with the Company for any reason and attained the age designated by the Participant in the Deferral Agreement.

        3.      Election for Form of Payment.  At the time a Participant first
                ----------------------------
completes a Deferral Agreement, he or she shall elect the form of payment of his or her Account Balance from among the following options:

                        (A)     A lump sum.

                        (B) Annual payments for a period of years designated by the Participant which shall not exceed fifteen (15). The amount of each annual payment shall be determined by dividing the Participant's Account Balance at the end of the month prior to such payment by the number of years remaining in the designated installment period. The installment period may be shortened, in the sole discretion of the Committee, if the Committee at any time determines that the amount of the annual payments that would be made to the Participant during the designated installment period would be too small to justify the maintenance of the Participant's Account and the processing of payment.

        4.      Prospective Change of Payment Elections.  At the time of
                ---------------------------------------
entering into a Deferral Agreement for an Award Year, a Participant may modify his payment elections under Sections 2 and 3 with respect to the portion of his or her Account allocable to the amounts to be deferred for that Award Year and subsequent Award Years. If a Participant has different payment elections in effect, the Company shall maintain sub-accounts for the Participant to determine the amounts subject to each payment election; no modification of payment elections will be accepted if it would require the Company to maintain more than three (3) sub-accounts within the Participant's Account in order to make payments in accordance with the Participant's elections.

        5.      Acceleration upon Early Termination.  Notwithstanding a
                -----------------------------------
Participant's payment elections under Sections

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2 and 3, if the Participant terminates employment with the Company other than by reason of layoff, death or disability and before the Participant is eligible to commence receiving retirement benefits under a pension plan maintained by the Company (or before the Participant has attained age 55 if the Participant does not participate in such a pension plan), the Participant's Account Balance shall be distributed to him or her in a lump sum on or about the January 15th or July 15th next following the date of the Participant's termination of employment with the Company.

        6.      Death Benefits.  Upon the death of a Participant before a
                --------------
complete distribution of his or her Account Balance, the Account Balance will be paid to the Participant's Beneficiary in accordance with the payment elections applicable to the Participant. If a Participant dies while actively employed or otherwise before the payment of benefits has commenced, payments to the Beneficiary shall commence on the date payments to the Participant would have commenced, taking account of the Participant's termination of employment (by death or before) and, if applicable, by postponing commencement until after the date the Participant would have attained the commencement age specified by the Participant. Whether the Participant dies before or after the commencement of distributions, payments to the Beneficiary shall be made for the period or remaining period elected by the Participant.

        7.      Early Distributions in Special Circumstances.  Notwithstanding
                --------------------------------------------
a Participant's payment elections under Sections 2 and 3 of this Article V, a Participant or Beneficiary may request an earlier distribution in the following limited circumstances:

                        (a)     Hardship Distributions.  The Committee shall
                                ----------------------
        have the power and discretion at any time to approve a payment to a Participant if the Committee determines that the Participant is suffering from a serious financial emergency caused by circumstances beyond the Participant's control which would cause a hardship to the Participant unless such payment were made. Any such hardship payment will be in a lump sum and will not exceed the lesser of (i) the amount necessary to satisfy the financial emergency (taking account of the income tax liability associates with the distribution), or (ii) the Participant's Account Balance.

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                        (b)     Withdrawal with Forfeiture.  A Participant may
                                --------------------------
        elect at any time to withdraw ninety percent (90%) of the amount credited to the Participant's Account. If such a withdrawal is made, the remaining ten percent (10%) of the Participant's Account shall be permanently forfeited, and the Participant will be prohibited from deferring any amount under the Deferral Plan for the Award Year in which the withdrawal is received (or the first Award Year in which any portion of the withdrawal is received).

                        (c)     Death or Disability.  In the event that a
                                -------------------
        Participant dies or becomes permanently disabled before the Participant's entire Account Balance has been distributed, the Committee, in its sole discretion, may modify the timing of distributions from the Participant's Account, including the commencement date and number of distributions, if it concludes that such modification is necessary to relieve the financial burdens of the Participant or Beneficiary.

        8.      Acceleration upon Change in Control.
                -----------------------------------

                        (a) Notwithstanding any other provision of the Deferral Plan, the Account Balance of each Participant shall be distributed in a single lump sum within fifteen (15) calendar days following a "Change in Control."

                        (b) For purposes of this Deferral Plan, a Change in Control shall include and be deemed to occur upon the following events:

                                (1)     A tender offer or exchange offer is
                consummated for the ownership of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding voting securities entitled to vote in the election of directors of the Company.

                                (2)     The Company is merged, combined,
                consolidated, recapitalized or otherwise reorganized with one or more other entities that are not Subsidiaries and, as a result of the

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                merger, combination, consolidation, recapitalization or other reorganization, less than 75% of the outstanding voting securities of the surviving or resulting corporation shall immediately after the event be owned in the aggregate by the stockholders of the Company (directly or indirectly), determined on the basis of record ownership as of the date of determination of holders entitled to vote on the action (or in the absence of a vote, the day immediately prior to the event).

                                (3)     At any time within any period of two
                years after a tender offer, merger, combination, consolidation, recapitalization, or other reorganization or a contested election, or any combination of these events, the "Incumbent Directors" shall cease to constitute at least a majority of the authorized number of members of the Board. For purposes hereof, "Incumbent Directors" shall mean the persons who were members of the Board immediately before the first of these events and the persons who were elected or nominated as their successors or pursuant to increases in the size of the Board by a vote of at least three-fourths of the Board members who were then Board members (or successors or additional members so elected or nominated).

                                (4) The stockholders of the Company approve a plan of liquidation and dissolution or the sale or transfer of substantially all of the Company's business and/or assets as an entirety to an entity that is not a Subsidiary.

                        (c) The Committee may cancel or modify this Section 8 at any time prior to a Change in Control. In the event of a Change in Control, this Section 8 shall remain in force and effect, and shall not be subject to cancellation or modification for a period of five years, and any defined term used in Section 8 shall not, for purposes of Section 8, be subject to cancellation or modification during the five year period.

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

        (9)     Deductibility of Payments.  In the event that the payment of
                -------------------------
benefits in accordance with the Participant's elections under Sections 2 and 3 would prevent the Company from claiming an income tax deduction with respect to any portion of the benefits paid, the Committee shall have the right to modify the timing of distributions from the Participant's Account as necessary to maximize the Company's tax deductions. In the exercise of its discretion to adopt a modified distribution schedule, the Committee shall undertake to have distributions made at such times and in such amounts as most closely approximate the Participant's elections, consistent with the objective of maximum deductibility for the Company. The Committee shall have no authority to reduce a Participant's Account Balance or to pay aggregate benefits less than the Participant's Account Balance in the event that all or a portion thereof would not be deductible not by the Company.

        (10)    Change of Law.  Notwithstanding anything to the contrary herein,
                -------------
if the Committee determines in good faith, based on consultation with counsel, that the federal income tax treatment or legal status of the Plan has or may be adversely affected by a change in the Internal Revenue Code, Title I of the Employee Retirement Income Security Act of 1974, or other applicable law or by an administrative or judicial construction thereof, the Committee may direct that the Accounts of affected Participants or of all Participants be distributed as soon as practicable after such determination is made, to the extent deemed necessary or advisable by the Committee to cure or mitigate the consequences, or possible consequences of, such change in law or interpretation thereof.

        (11)    Tax Withholding.  To the extent required by law, the Company
                ---------------
shall withhold from benefit payments hereunder, or with respect to any Incentive Compensation deferred hereunder, any Federal, state, or local income or payroll taxes required to be withheld and shall furnish the recipient and the applicable government agency or agencies with such reports, statements, or information as may be legally required.

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                                   ARTICLE VI
                                   ----------

                         EXTENT OF PARTICIPANTS' RIGHTS
                         ------------------------------

        1.      Unfunded Status of Plan.  This Deferral Plan constitutes a mere
                -----------------------
contractual promise by the Company to make payments in the future, and each Participant's rights shall be those of a general, unsecured creditor of the Company. No Participant shall have any beneficial interest in any specific assets that the Company may hold or set aside in connection with this Deferral Plan. Notwithstanding the foregoing, to assist the Company in meeting its obligations under this Deferral Plan, the Company may set aside assets in a trust described in Revenue Procedure 92-64, 1964-2 C.B. 44, and the Company may direct that its obligations under this Deferral Plan be satisfied by payments out of such trust. The assets of any such trust will remain subject to the claims of the general creditors of the Company. It is the Company's intention that the Plan be unfunded for Federal income tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974.

        2.      Nonalienability of Benefits.  A Participant's rights under this
                ---------------------------
Deferral Plan shall not be assignable or transferable and any purported transfer, assignment, pledge or other encumbrance or attachment of any payments or benefits under this Deferral Plan, or any interest therein shall not be permitted or recognized, other than the designation of, or passage of payment rights to, a Beneficiary.

                                  ARTICLE VII
                                  -----------

                            AMENDMENT OR TERMINATION
                            ------------------------

        1.      Amendment.  The Board may amend, modify, suspend or discontinue
                ---------
this Deferral Plan at any time subject to any shareholder approval that may be required under applicable law, provided, however, that no such amendment shall have the effect of reducing a Participant's Account Balance or postponing the time when a Participant is entitled to received a distribution of his Account Balance. Further, no amendment may alter the formula for crediting interest to Participant's Accounts with respect to amounts for which deferral elections have previously been made, unless the amended formula is not less favorable to Participants than that previously in effect, or unless each affected Participant consents to such change.

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        2.      Termination.  The Board reserves the right to terminate this
                -----------
Plan at any time and to pay all Participants their Account Balances in a lump sum immediately following such termination or at such time thereafter as the Board may determine.

                                  ARTICLE VIII
                                  ------------

                                 ADMINISTRATION
                                 --------------

        1.      The Committee.  This Deferral Plan shall be administered by a
                -------------
Committee of Board Members who are not eligible to participate in the Plan. The members of the Committee shall be designated by the Board. A majority of the members of the Committee (but not fewer that two) shall constitute a quorum.
The vote of a majority of a quorum or the unanimous written consent of the Committee shall constitute action by the Committee. The Committee shall have full authority to interpret the Plan, and interpretations of the Plan by the Committee shall be final and binding on all parties.

        2.      Delegation and Reliance.  The Committee may delegate to the
                -----------------------
officers or employees of the Company the authority to execute and deliver those instruments and documents, to do all acts and things, and to take all other steps deemed necessary, advisable or convenient for the effective administration of this Deferral Plan in accordance with its terms and purpose. In making any determination or in taking or not taking any action under this Deferral Plan, the Committee may obtain and rely upon the advice of experts, including professional advisors to the Company. No member of the Committee or officer of the Company who is a Participant hereunder may participate in any decision specifically relating to his or her individual rights or benefits under the Deferral Plan.

        3.      Exculpation and Indemnity.  Neither the Company nor any member
                -------------------------
of the Board or of the Committee, nor any other person participating in any determination of any question under this Deferral Plan, or in the interpretation, administration or application thereof, shall have any liability to any party for any action taken or not taken in good faith under this Deferral Plan or for the failure of the Deferral Plan or any Participant's rights under the Deferral Plan to achieve intended tax consequences, or to comply with any other law, compliance with which is not required on the part of the Company.

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        4.      Facility of Payment.  If a minor, person declared incompetent,
                -------------------
or person incapable of handling the disposition of his or her property is entitled to receive a benefit, make an application, or make an election hereunder, the Committee may direct that such benefits be paid to, or such application or election be made by, the guardian, legal representative, or person having the care and custody of such minor, incompetent, or incapable person. Any payment made, application allowed, or election implemented in accordance with this Section shall completely discharge the Company and the Committee from all liability with respect thereto.

        5.      Proof of Claims.  The Committee may require proof of the death,
                ---------------
disability, incompetency, minority, or incapacity of any Participant or Beneficiary and of the right of a person to receive any benefit or make any application or election.

        6.      Claim Procedures.  The procedures when a claim under this Plan
                ----------------
is denied by the Committee are as follows:

                        (A)     The Committee shall:

                                  (i) notify the claimant within a reasonable time of such denial, setting forth the specific reasons therefore; and

                                  (ii)  afford the claimant a reasonable
                                  opportunity for a review of the decision.

                        (B) The notice of such denial shall set forth, in addition to the specific reasons for the denial, the following:

                                  (i)   identification of pertinent provisions
                                  of this Plan;

                                  (ii)  such additional information as may be
                                  relevant to the denial of the claim; and

                                  (iii) an explanation of the claims review procedure and advice that the claimant may request an opportunity to submit a statement of issues and comments.

                        (C) Within sixty days following advice of denial of a claim, upon request made by the claimant, the Committee shall take appropriate steps to review its decision in light of any further information or comments submitted by the claimant. The Committee may hold a hearing at which the claimant may present the basis of any claim for review.

                        (D) The Committee shall render a decision within a reasonable time (not to exceed 120 days) after the claimant's request for review and shall advise the claimant in writing of its decision, specifying the reasons and identifying the appropriate provisions of the Plan.

                                   ARTICLE IX
                                   ----------

                      GENERAL AND MISCELLANEOUS PROVISIONS
                      ------------------------------------

        1. Neither this Deferral Plan nor a Participant's Deferral Agreement, either singly of collectively, shall in any way obligate the Company to continue the employment of a Participant with the Company, nor does either this Deferral Plan or a Deferral Agreement limit the right of the Company at any time and for any reason to terminate the Participant's employment. In no event shall this Plan or a Deferral Agreement, either singly or collectively, by their terms or implications constitute an employment contract of any nature whatsoever between the Company and a Participant. In no event shall this Plan or a Plan Agreement, either singly or collectively, by their terms or implications in any way obligate the Company to award Incentive Compensation to any Eligible Employee for any Award Year, whether or not the Eligible Employee is a Participant in the Deferral Plan for that Award Year, nor in any other way limit the right of the Company to change an Eligible Employee's compensation or other benefits.

        2. Incentive Compensation deferred under this Deferral Plan shall not be treated as compensation for purposes of calculating the amount of a Participant's benefits or contributions under any pension, retirement, or other plan maintained by the Company, except as provided in such other plan.

        3. Any written notice to the Company referred to herein shall be made by mailing or delivering such notice to the Company at 2411 West LaPalma Avenue, P.O. Box 3250, Anaheim, CA 92803 to the attention of the Director, Human Resources. Any written notice to a Participant shall be made by delivery to the Participant in person, through electronic transmission, or by mailing such notice to the Participant at his or her place of residence or business address.

        4. In the event it should become impossible for the Company or the Committee to perform any act required by this Plan, the Company or the Committee may perform such other act as it in good faith determines will most nearly carry out the intent and the purpose of this Deferral Plan.

        5. By electing to become a Participant hereunder, each Eligible Employee shall be deemed conclusively to have accepted and consented to all of the terms of this Deferral Plan and all actions or decisions made by the Company, the Board, or Committee with regard to the Deferral Plan.

        6. The provisions of this Deferral Plan and the Deferral Agreements hereunder shall be binding upon and inure to the benefit of the Company, its successors, and its assigns, and to the Participants and their heirs, executors, administrators, and legal representatives.

        7. A copy of this Deferral Plan shall be available for inspection by Participants or other persons entitled to benefits under the Plan at reasonable times at the offices of the Company.

        8. The validity of this Deferral Plan or any of its provisions shall be construed, administered, and governed in all respects under and by the laws of the State of Delaware, except as to matters of Federal law. If any provisions of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

        9. This Deferral Plan and its operation, including but not limited to, the mechanics of deferral elections, the issuance of securities, if any, or the payment of cash hereunder is subject to compliance with all applicable federal and state laws, rules and regulations and such other approvals by any regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith.

        10. At no time shall the cumulative amount of Incentive Compensation deferred under this Deferral Plan by all Eligible Employees for all Award Years exceed $50,000,000.

                                   ARTICLE X
                                   ---------

                                EFFECTIVE DATE
                                --------------

        This Deferral Plan was adopted by the Board on July 23, 1996 and became effective upon adoption to awards of Incentive Compensation for the Company's fiscal year ending December 31, 1996 and subsequent fiscal years.